EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements of EACO Corporation on Form S-8 (Nos. 33-11684, 33-12556 and 333-98327) of our report dated April 11, 2007 which appears in the Annual Report to Shareholders of EACO Corporation for the year ended December 27, 2006.

/s/ Squar, Milner, Peterson, Miranda & Williamson LLP
Newport Beach, California

April 30, 2007